EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT (this "Agreement"), entered into as of September 29, 2005, between EVCI Career Colleges Holding Corp. ("EVCI"), and Joseph J. Looney ("Executive") currently residing at Three Farmview Drive, Dix Hills, New York 11746.

      In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Employment: Duties.

            1.1 EVCI hereby employs Executive as its Chief Financial Officer. In such capacity, Executive shall report directly to EVCI's Chief Executive Officer ("CEO") and, as is appropriate for a Chief Financial Officer of a public company, to EVCI's board of directors ("Board") as well. Executive agrees to serve as a director and officer of EVCI's subsidiaries if elected by the stockholders and directors of such subsidiaries.

            1.2. Executive shall be EVCI's principal financial and accounting officer with responsibility for all accounting, financial, tax and treasury operations and functions of EVCI. He shall have such other responsibilities as are assigned to him from time to time. In fulfilling such responsibilities, Executive agrees to perform and discharge such reasonable duties and responsibilities as are prescribed from time-to-time by the CEO and Board and as are appropriate for chief financial officers of corporations with the financial, personnel and other resources that are similar to that of EVCI. Executive shall devote his full business time to, and shall use his best efforts in, the performance of such duties and responsibilities.

            1.3 Executive shall not be required to relocate his home in order to perform his duties and responsibilities.

      2. Compensation.

            2.1. For his services pursuant to the Agreement, EVCI will pay Executive a salary at the following annual rates for each year of the Employment Term (defined below) ending September 30 as follows:

                  2006        2007        2008
                  ----        ----        ----
                  $220,000    $230,000    $240,000

            2.2. EVCI will pay Executive each bonus, if any, that may be awarded to Executive by the Board, or a committee of the Board, in its sole discretion. In this regard, during the last quarter of each calendar year, the CEO will evaluate Executive's performance during the immediately preceding year of the Employment Term and will make recommendations to the Board or such committee of bonuses, if any, to be granted to Executive by the payment of cash and/ or the grant of options and/ or restricted stock awards under EVCI's incentive stock plans that are in effect and have been approved by EVCI's stockholders in accordance with applicable regulatory requirements.

            2.3. Executive will receive a car allowance of $600 per month.

      3. Employment Term. The term of Executive's employment (the "Employment Term") will commence October 1, 2005 and, unless sooner terminated as provided in Section 5, will end on September 30, 2008.

      4. Benefits, Payments and Withholding.

            4.1. Executive will be entitled to vacation of 15 days per year (earned ratably), and holidays and sick days in accordance with EVCI's policy, during which Executive will be entitled to the full compensation and Benefits (as defined in Section 4.2) otherwise payable hereunder.

            4.2. Executive may participate, on the same basis and subject to the same qualifications applicable to other executive full time personnel of EVCI (exclusive of the founders, Dr. Arol I. Buntzman and Dr. John J. McGrath), in any pension, profit sharing, life insurance, health insurance, hospitalization, dental, drug prescription, disability, accidental death or dismemberment and other benefit plans and policies EVCI provides with respect to its Executive personnel (collectively, the "Benefits"). Health insurance benefits for Executive and Executive's spouse and dependent children will commence and be effective as of October 1, 2005.

            4.3. EVCI will pay or promptly reimburse Executive, in accordance with EVCI's normal policies and procedures for its executive personnel, for all allowances and expenses provided for hereunder and for all reasonable out-of-pocket business, entertainment and travel expenses (including cellular telephone) incurred by Executive in the performance of his duties hereunder.

            4.4. EVCI will pay the Salary in equal biweekly amounts (e.g., $8,461.53 biweekly for the first year of the Employment Term) and shall withhold from the Salary, the Benefits and any other compensation provided to Executive hereunder, all Federal, state and local income, employment and other taxes, as and in such amounts as may be required to be withheld under applicable law.

            4.5 At least once every two years, EVCI will provide Executive with the exclusive use of a lap top computer that is configured to current technical hardware and software standards.

            4.6 EVCI shall pay for Executive's professional education courses (subject to the prior approval of the CEO or his designee, which will not be unreasonably withheld), including those courses required to permit Executive to keep his CPA license active and such other courses and professional organization dues and subscriptions as Executive reasonably determines are necessary for Executive's performance of his duties and responsibilities as EVCI's chief financial officer.

      5. Termination and Severance Benefits.

            5.1. Termination by EVCI and Resignation by Executive. The CEO and the Board may terminate Executive's employment with EVCI, with or without Cause (as defined in Section 5.5). Termination with Cause shall be effective immediately and termination without cause shall be effective upon 30 days prior written notice to Executive. Executive may voluntarily resign his employment with EVCI, with Good Reason (as defined in Section 5.5), upon 30 days prior written notice to EVCI.

            5.2. Compensation Upon Termination Without Cause or Upon Resignation with Good Reason. If the CEO and Board terminate Executive's employment hereunder for any reason other than Cause or Executive's death or Permanent Disability (as defined in Section 5.5), or if Executive voluntarily resigns his employment with EVCI with Good Reason (the effective date of the first to occur of such termination or his resignation being the "Termination Date"), then (a) Executive shall be entitled to receive (i) the Salary and Benefits accrued prior to the Termination Date, (ii) payment or reimbursement of any expenses, provided for under Section 4.3, that were incurred by Executive prior to the Termination Date, and (iii) any unpaid awarded bonus to which Executive is entitled under
Section 2.2 and (b) after the Termination Date, EVCI will also continue (i) to pay the Salary, in equal biweekly payments, for six months and (ii) continue for Executive and his spouse and dependent children the health insurance coverage and medical and dental reimbursement referred to in Section 4.2 for six months. Executive shall be under no duty to seek other employment following such Termination Date and any amounts earned by him in connection with such other employment shall not reduce or offset the amounts otherwise owing hereunder.

            5.3. Compensation Upon Resignation Without Good Reason or Upon Termination for Cause. If Executive breaches this Agreement by voluntarily resigning his employment with EVCI without Good Reason or Executive's employment is terminated by the CEO and the Board for Cause, then Executive shall only be entitled to receive, except as otherwise required by law, the Salary and Benefits accrued prior to the effective date of the first to occur of his resignation or such termination and reimbursement of any expenses, provided for under Section 4.3, that were incurred by Executive prior to the effective date of his resignation or such termination of his employment. Nothing in this
Section 5.3 shall create any implication that EVCI is waiving any remedy EVCI may have for breach by Executive of this Agreement.

            5.4. Compensation Upon Death or Permanent Disability. If Executive dies or suffers a Permanent Disability, then EVCI will (i) promptly pay Executive or his estate, in one lump sum, three month's Salary and (ii) continue for Executive's spouse and dependent children (if Executive has died) and for Executive and his spouse and dependent children (if Executive suffers a Permanent Disability), all of the benefits that they were receiving at the time of his death or Permanent Disability for six months after Executive's death or Permanent Disability.

            5.5. Definitions.

            "Cause." For purposes of this Agreement, EVCI shall have "Cause" to terminate the Employment Term upon (i) the determination by the CEO and the Board, in their reasonable sole discretion, that Executive has ceased to perform his duties hereunder (other than as a result of his incapacity due to physical or mental incapacity), in an appropriate or sufficiently competent manner, provided such non performance continues for five business days after notice thereof is given to Executive, or (ii) Executive's conviction of a felony.

            "Good Reason" means a breach by EVCI of any of its material agreements contained herein and the continuation of such breach for ten business days after notice thereof is given to EVCI. Good Reason does not include the death or Permanent Disability of Executive.

            "Permanent Disability" means the inability of Executive to perform his duties hereunder, as a result of any physical or mental incapacity, for 30 consecutive days or 60 days during any twelve month period, as reasonably determined by the Board.

      6. Covenants Not to Compete; No Disparagement.

            6.1. Executive agrees that for 18 months following termination of his employment with EVCI he will not, without EVCI's prior written approval, engage in any business activities, within 75 miles of any college, school or office operated by EVCI, that are competitive with any of the business activities then being conducted by EVCI; provided, however, teaching college courses shall not be deemed a competitive business activity.

            6.2. During the 18 months following termination of his employment with EVCI, Executive shall not, without the permission of EVCI, directly or indirectly, hire any employee of EVCI or solicit or induce, or authorize any person to solicit or induce, any employee of EVCI to leave such employ during the period of such employee's employment with EVCI or within six-months following such employee's termination of employment with EVCI.

            6.3. Sections 6.1 and 6.2 shall not apply to a termination of Executive's employment pursuant to Section 5.2.

            6.4 Executive shall not at any time, directly or indirectly, disparage or degrade the reputation, character, business or business practices of EVCI or any of their officers, directors, stockholders or agents. However, the immediately preceding sentence shall not apply to criticism expressed to officers, directors and employees of EVCI during the Employment Term that is expressed without malice and with the belief that it is necessary and appropriate under the circumstances.

      7. Covenant Regarding Confidentiality. All confidential information about the business and affairs of EVCI (including, without limitation, its secrets and information about its services, methods, business plans, technology and advertising programs and plans) constitutes "EVCI Confidential Information." Executive acknowledges that he will have access to, and knowledge of, EVCI Confidential Information, and that improper use or disclosure of EVCI Confidential Information by Executive, whether during or after the termination of his employment by EVCI, could cause serious injury to the business of EVCI. Accordingly, Executive agrees that he will forever keep secret and inviolate all EVCI Confidential Information which has or shall come into his possession and that he will not use the same for his own private benefit or directly or indirectly for the benefit of others, and that he will not discuss EVCI Confidential Information with any other person or organization, all for so long as EVCI Confidential Information is not generally known by, or accessible to, the public.

      8. General.

            8.1. This Agreement will be construed, interpreted and governed by the laws of the State of New York, without regard to the conflicts of law rules thereof.

            8.2. The provisions set forth in Sections 6 and 7 shall survive termination of this Agreement. All references to EVCI in Sections 6 and 7 include EVCI's subsidiaries and other affiliates, if any.

            8.3. This Agreement will extend to and be binding upon Executive, his legal representatives, heirs and distributees, and upon EVCI, its successors and assigns regardless of any change in the business structure of EVCI, be it through spin-off, merger, sale of stock, sale of assets or any other transaction. However, this Agreement is a personal services contract and, as such, Executive may not assign any of his duties or obligations hereunder.

            8.4. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. No waiver, modification or change of any of the provisions of this Agreement will be valid unless in writing and signed by both parties. Any and all prior agreements between the parties, written or oral, relating to Executive's employment by EVCI are of no further force or effect.

            8.5. The waiver of any breach of any duty, term or condition of this Agreement shall not be deemed to constitute a waiver of any preceding or succeeding breach of the same or any other duty, term or condition of this Agreement. If any provision of this Agreement is unenforceable in any jurisdiction in accordance with its terms, the provision shall be enforceable to the fullest extent permitted in that jurisdiction and shall continue to be enforceable in accordance with its terms in any other jurisdiction.

            8.6. All notices pursuant to this Agreement shall be in writing and delivered personally receipt acknowledged (which shall include Federal Express, Express Mail or similar service) or sent by certified mail, return receipt requested, addressed to the parties hereto and shall be deemed given upon receipt, if delivered personally, and three days after mailing, if mailed, unless received earlier. Notices shall be addressed and sent to EVCI at its principal Executive office and to Executive at his home address as it appears in EVCI's personnel records.

            8.7. The parties agree that, in the event of any breach or violation of this Agreement, such breach of violation will result in immediate and irreparable injury and harm to the innocent party, who shall be entitled to the remedies of injunction and specific performance or either of such remedies, if available, as well as all other legal or equitable remedies, if available, plus reasonable attorneys fees and costs incurred in obtaining any such relief.

            8.8. The Section headings contained in this Agreement are for convenience of reference only and shall not be used in construing this Agreement.

            8.9. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which will together constitute one and the same agreement.

            IN WITNESS HEREOF, the parties have executed this Agreement as of the date first above written.

                                    EVCI CAREER COLLEGES HOLDING CORP.

                                    By:   /s/ Dr. John J. McGrath
                                          -----------------------
                                          John J. McGrath, Ph.D.
                                          Chief Executive Officer and
                                          President

                                          /s/ Joseph J. Looney
                                          --------------------
                                          Joseph J. Looney